UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

Alta Mesa Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38040	81-4433840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

15021 Katy Freeway, Suite 400

Houston, Texas 77094

(Address of principal executive offices, including zip code)

281-530-0991

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Item 2.03	Entry into a Material Definitive Agreement. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Kingfisher Credit Agreement

On May 30, 2018, a subsidiary of Alta Mesa Resources, Inc.(“AMR”), Kingfisher Midstream, LLC (“KFM”), entered into a $300 million amended and restated senior secured revolving credit facility (the “KFM credit facility”) with Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent and letter of credit issuer, and certain financial institutions, as lenders.

As of May 30, 2018, KFM had $62,500,000 in borrowings outstanding under the KFM credit facility and no outstanding letters of credit. The principal amounts borrowed are payable on the maturity date of May 30, 2023.  KFM has a choice of borrowing in Eurodollars or at the reference rate, with such borrowings bearing interest, payable quarterly for reference rate loans and one month, two month, three month or six month periods for Eurodollar loans.  Eurodollar loans bear interest at a rate per annum equal to the rate at the LIBOR, plus an applicable margin ranging from 2.00% to 3.25% (which changes to 1.75% to 2.75% from and after a qualifying IPO).  Reference rate loans bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the rate for one month Eurodollar loans plus 1%, plus an applicable margin ranging from 1.00% to 2.25% (which changes to 0.75% to 1.75% from and after a qualifying IPO).

Initial availability under the KFM credit facility is $200.0 million until the financial statements for the fiscal quarter ending June 30, 2018 are delivered.  Thereafter, availability will be redetermined each fiscal quarter as the lesser of (1) the commitment under the KFM credit facility and (2) the maximum amount that, together with the aggregate amount of all then-outstanding consolidated funded indebtedness (other than indebtedness under the KFM credit facility) would result in KFM being in pro forma compliance with all applicable leverage ratios at such time.

The amounts outstanding under the KFM credit facility are secured by first priority liens on substantially all of KFM’s and its subsidiaries’ real property and associated assets and all of the stock of KFM’s operating subsidiaries that are guarantors of the KFM credit facility.  Additionally, SRII Opco, LP has pledged its membership interests in KFM as security for KFM’s obligations.  If an event of default occurs under the KFM credit facility, the administrative agent will have the right to proceed against the pledged membership interests and take control of substantially all KFM’s assets and its subsidiaries that are guarantors.

The credit facility contains restrictive covenants that may limit KFM’s ability to, among other things, incur additional indebtedness (but with a carve-out that allows KFM to incur indebtedness under senior unsecured notes, subject to certain restrictions, including pro forma financial covenant compliance), sell assets, guaranty or make loans to others, make investments, enter into mergers, make certain payments and distributions, enter into or be party to hedge agreements, amend its organizational documents, incur liens and engage in certain other transactions without the prior consent of the lenders.  The credit facility permits KFM to (i) make distributions to pay its parent entity for reimbursement of general corporate operating and overhead costs and expenses incurred in the ordinary course of business of such parent entity pursuant to its management services agreement, (ii) make permitted tax distributions, and (iii) make cash distributions after financial statements for the fiscal quarter ending June 30, 2018 have been delivered so long as certain requirements relating to KFM consolidated earnings before interest, taxes, depreciation, amortization (“Consolidated Adjusted EBITDA”), its leverage ratio, and KFM credit facility usage are satisfied, in addition to other customary requirements.

The KFM credit facility also requires it to maintain the following financial ratios, which utilize an annualized adjusted EBITDA calculated as (A) the fiscal quarter ending June 30, 2018 times 4, (B) the two fiscal quarter periods ending September 30, 2018 times 2, (C) the three fiscal quarter periods ending December 31, 2018 times 4/3rds and (D) for each fiscal quarter on or after March 31, 2019, Consolidated Adjusted EBITDA times 4/4ths:

•

a total leverage ratio, tested quarterly, commencing with the fiscal quarter ending June 30, 2018, of its consolidated funded indebtedness as of the end of such fiscal quarter to its Consolidated Adjusted EBITDA for such rolling fiscal quarter period, of not greater than 4.5 to 1.0 (which increases to 4.75 after EBITDA equal to or greater than $75.0 million is achieved for a rolling fiscal quarter period or a qualifying IPO occurs);

•

from and after the incurrence of indebtedness under senior unsecured notes, a senior secured leverage ratio, tested quarterly, of its consolidated funded secured indebtedness as of the end of such fiscal quarter to its Consolidated Adjusted EBITDA for such rolling fiscal quarter period, of not greater than 3.5 to 1.0; and

•

a minimum interest coverage ratio, tested quarterly, commencing with the fiscal quarter ending June 30, 2018, of its Consolidated Adjusted EBITDA for such rolling fiscal quarter period to its consolidated interest expense for such rolling fiscal quarter period, of not less than 2.5 to 1.0.

Wells Fargo is the administrative agent and issuing lender under the Eighth Amended and Restated Credit Agreement among Alta Mesa Holdings, LP, a subsidiary of AMR, Wells Fargo and certain financial institutions, as lenders.  In addition, certain lenders that are a party to the KFM credit facility have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for AMR and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above description of the material terms and conditions of the KFM Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1

Amended and Restated Credit Agreement among Kingfisher Midstream, LLC, as borrower, Wells Fargo Bank, N.A., as administrative agent and LC issuer, and certain financial institutions, as lenders, dated May 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA RESOURCES, INC.

Date: May 31, 2018

	By:	/s/ Michael A. McCabe
	Name:	Michael A. McCabe
	Title:	Chief Financial Officer